UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

Axe Compute Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(Address of Principal Executive Offices) (Zip Code)

(412) 432-1500

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGPU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2026, Axe Compute Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with DataMeds AI, Inc. (NASDAQ: MEDS), a Delaware corporation (“DataMeds”), pursuant to which the Company agreed to sell, and DataMeds agreed to purchase, all of the issued and outstanding shares of common stock of Helomics Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Helomics”), for aggregate consideration consisting of (i) 636,328 shares of DataMeds common stock (the “Consideration Shares”), representing 19.99% of the shares of DataMeds common stock outstanding immediately prior to the closing, and (ii) a convertible promissory note in the principal amount of $1,363,672 with a conversion price of $1.00 per share (the “Convertible Note” and, together with the Consideration Shares, the “Purchase Price”).

The sale of Helomics completes the Company’s strategic transition to a pure-play neocloud GPU-as-a-Service company. Helomics was the final operating business remaining from the Company’s former identity as Predictive Oncology Inc., prior to its name change in December 2025.

The Consideration Shares and the Convertible Note are being issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and constitute “restricted securities” under the Securities Act. The Consideration Shares and any shares of DataMeds common stock issuable upon conversion of the Convertible Note are subject to a 12-month lock-up period from the closing date, during which the Company may not transfer such securities except to affiliates or with DataMeds’ prior written consent.

The Agreement contains customary representations and warranties of the parties, covenants, indemnification provisions and other terms and conditions. Following the closing, the Company is subject to a covenant not to compete with the business of Helomics. The Agreement also provides the Company with certain registration rights with respect to the Consideration Shares and the shares of DataMeds common stock issuable upon conversion of the Convertible Note.

In connection with the transaction, the Company agreed to pay to DataMeds, at the closing, the remaining base rent obligations under two leases for the premises occupied by Helomics in Pittsburgh, Pennsylvania (collectively, the “Company Leases”), through the expiration of the current terms of the Company Leases. The Company’s obligation is limited solely to the payment of base rent and does not extend to any other amounts or obligations of the tenant under the Company Leases, including operating expenses, taxes, insurance, utilities or other charges, all of which are the sole responsibility of DataMeds and Helomics from and after the closing.

The closing of the transaction occurred simultaneously with the execution and delivery of the Agreement on September 11, 2026.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 15, 2026, the Company issued a press release announcing the completion of the sale of Helomics to DataMeds. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of September 11, 2026, by and between DataMeds AI, Inc. and Axe Compute Inc.
99.1	Press Release of Axe Compute Inc., dated September 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axe Compute Inc.

Date: September 17, 2026	By:	/s/ Christopher Miglino
Christopher Miglino
Chief Executive Officer